JOINT FILER INFORMATION

Name:		Occidental C.O.B. Partners

Address:		110 West 7th Street P.O. Box 300 Tulsa, Oklahoma 74102

Designated Filer:		Occidental Petroleum Corporation

Issuer & Ticker Symbol:		Premcor Inc. (PCO)

Date of Event Requiring Statement:		01/06/2004

Signature:		OCCIDENTAL C.O.B. PARTNERS by OXY USA Inc., its managing partner

	By:	/s/ STEPHEN I. CHAZEN
Stephen I. Chazen Executive Vice President

JOINT FILER INFORMATION

Name:		Placid Oil Company

Address:		10889 Wilshire Boulevard Los Angeles, California 90024

Designated Filer:		Occidental Petroleum Corporation

Issuer & Ticker Symbol:		Premcor Inc. (PCO)

Date of Event Requiring Statement:		01/06/2004

Signature:		PLACID OIL COMPANY

	By:	/s/ STEPHEN I. CHAZEN
Stephen I. Chazen Executive Vice President

JOINT FILER INFORMATION

Name:		OXY USA Inc.

Address:		5 Greenway Plaza Houston, Texas 77046

Designated Filer:		Occidental Petroleum Corporation

Issuer & Ticker Symbol:		Premcor Inc. (PCO)

Date of Event Requiring Statement:		01/06/2004

Signature:		OXY USA INC.

	By:	/s/ STEPHEN I. CHAZEN
Stephen I. Chazen Executive Vice President

JOINT FILER INFORMATION

Name:		Occidental Oil and Gas Holding Corporation

Address:		10889 Wilshire Boulevard Los Angeles, California 90024

Designated Filer:		Occidental Petroleum Corporation

Issuer & Ticker Symbol:		Premcor Inc. (PCO)

Date of Event Requiring Statement:		01/06/2004

Signature:		OCCIDENTAL OIL AND GAS HOLDING CORPORATION

	By:	/s/ STEPHEN I. CHAZEN
Stephen I. Chazen Executive Vice President

JOINT FILER INFORMATION

Name:		Occidental Petroleum Investment Co.

Address:		10889 Wilshire Boulevard Los Angeles, California 90024

Designated Filer:		Occidental Petroleum Corporation

Issuer & Ticker Symbol:		Premcor Inc. (PCO)

Date of Event Requiring Statement:		01/06/2004

Signature:		OCCIDENTAL PETROLEUM INVESTMENT CO.

	By:	/s/ J.R. HAVERT
J. R. Havert Vice President and Treasurer